                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement


[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MOVIE GALLERY, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              MOVIE GALLERY, INC.
                               739 W. MAIN STREET
                             DOTHAN, ALABAMA 36301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, JUNE 6, 1996


  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Movie Gallery, Inc. (the "Company") will be held at the Hotel Bel-Air, 701 Stone Canyon Road, Los Angeles, California 90077 on Thursday, June 6, 1996 at 10:00 a.m. (California Time) for the following purposes:

    (1) To elect members of the Board of Directors to serve until the next annual meeting of stockholders;

    (2) To approve an amendment to the Company's 1994 Stock Plan to increase from 1,250,000 to 1,750,000 the number of shares available for grant;

    (3) To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 30,000,000 to 60,000,000; and

    (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

  These items are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 18, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

  Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          /s/   S. PAGE TODD
                                          S. Page Todd
                                          Senior Vice President,
                                          General Counsel and Secretary

Dothan, Alabama
May 10, 1996

                              MOVIE GALLERY, INC.
                               739 W. MAIN STREET
                             DOTHAN, ALABAMA 36301

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 1996

                                PROXY STATEMENT

                                  INTRODUCTION

  This Proxy Statement is furnished to the stockholders of Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on June 6, 1995, and at any and all adjournments thereof (the "Annual Meeting").


  A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominees for the Board of Directors; (ii) the amendment of the Company's 1994 Stock Plan to increase from 1,250,000 to 1,750,000 the number of shares available for grants; and (iii) the Amendment of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 30,000,000 to 60,000,000. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

  Any proxy given may be revoked at any time prior to its exercise by filing with S. Page Todd, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

  It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following-up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 13, 1996.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Only holders of record of the Company's voting securities at the close of business on April 18, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 12,359,308 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

  Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for the six management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

  Abstentions may be specified as to all proposals to be brought before the Annual Meeting, other than the election of directors. Approval of each of the proposals to be brought before the Annual Meeting (not including the election of directors and the Amendment to the Certificate of Incorporation) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Approval of the proposed amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. As to the proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and, therefore, will have no effect on the outcome of the vote.

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 18, 1996 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock and as to the number of shares beneficially owned by each director and by all directors and executive officers as a group. The Company believes that the persons listed below have sole investment and voting power with respect to the Common Stock they own.

                                                      NUMBER OF
                                                      SHARES OF    PERCENTAGE
                                                       COMMON          OF
                 NAME AND ADDRESS(1)                    STOCK      OUTSTANDING
                 -------------------                  ---------    -----------
Joe Thomas Malugen(2)................................ 2,687,500       21.7%
H. Harrison Parrish(2)............................... 2,687,500       21.7
Chancellor Capital Management, Inc...................   967,200        7.8
 1166 Avenue of the Americas
 New York, New York 10036
FMR Capital Corp.....................................   956,600        7.7
 82 Devonshire Street
 Boston, Massachusetts 02109-3614
RCM Capital Management...............................   626,800        5.1
 Four Embarcadero Center
 San Francisco, California 94111-4189
William B. Snow......................................    88,000(3)      *
Sanford C. Sigoloff..................................    40,000(4)      *
Philip B. Smith......................................    35,000(4)      *
Joseph F. Troy.......................................    60,000(5)      *
All executive officers and directors as a group (11
 persons)............................................ 5,648,750(6)    45.7%

- - --------
 * Less than 1%

(1) The address for all persons listed is c/o the Company at 739 W. Main Street, Dothan, Alabama 36301.

(2) Mr. Malugen is the Chairman of the Board and Chief Executive Officer of the Company and Mr. Parrish is a Director and the President of the Company.

(3) Includes 45,000 shares which are not outstanding but are subject to currently exercisable options and excludes 25,000 shares which are subject to options that are not currently exercisable.

(4) Includes 35,000 shares which are not outstanding but are subject to currently exercisable stock options.

(5) Represents shares which are not outstanding but are subject to currently exercisable options.

(6) Includes 218,000 shares which are not outstanding but are subject to currently exercisable options and excludes 232,000 shares which are subject to options that are not currently exercisable.

                             ELECTION OF DIRECTORS

NOMINEES

  Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors believes that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees and certain biographical information about them are set forth below:

  JOE THOMAS MALUGEN, age 44, co-founded the Company in 1985 and since that time, has been its Chairman of the Board and Chief Executive Officer. Prior to the Company's initial public offering of Common Stock in August 1994, Mr. Malugen had been a practicing attorney in the States of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of the Company beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland Law School, Sanford University and his LL.M. (in Taxation) from New York University Law School.

  H. HARRISON PARRISH, age 48, co-founded the Company in 1985 and since that time, has been President and a Director of the Company. From December 1988 until January 1992, Mr. Parrish was Vice President of Deltacom, Inc., a regional long distance telephone provider. Mr. Parrish received a B.A. degree in Business Administration from the University of Alabama.

  WILLIAM B. SNOW, age 64, was elected Vice Chairman of the Board and Chief Financial Officer in July 1994. Mr. Snow was the Executive Vice President and Chief Financial Officer and a Director of Consolidated Stores Corporation, a publicly-held specialty retailer, from 1985 until he retired in June 1994. Mr. Snow is a member of the Board of Directors of Action Industries, Inc., a publicly-held company. Mr. Snow is a Certified Public Accountant, and he received his Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his Masters in Taxation from DePaul University.

  SANFORD C. SIGOLOFF, age 65, became a director of the Company in September 1994. Since 1989, Mr. Sigoloff has been Chairman of the Board, President and Chief Executive Officer of Sigoloff & Associates, Inc., a management consulting company. In August 1989, LJ Hooker Corporation, a client of Sigoloff & Associates, Inc., appointed Mr. Sigoloff to act as its Chief Executive Officer during its reorganization under Chapter 11 of the United States Bankruptcy Code. From March 1982 until 1988, Mr. Sigoloff was Chairman of the Board, President, and Chief Executive Officer of Wickes Companies, Inc., one of the largest retailers in the United States. Mr. Sigoloff is a director of the following publicly-held corporations: SunAmerica, Inc., Kaufman and Broad Home Corporation, Wickes plc-London, England and K-tel International, Inc. In addition, Mr. Sigoloff is an adjunct full professor at the John E. Anderson Graduate School of Management at the University of California at Los Angeles.

  PHILIP B. SMITH, age 60, became a director of the Company in September 1994. Mr. Smith has been a Vice Chairman of the Board of Spencer Trask Securities Incorporated since 1991. He was formerly a Managing Director of Prudential Securities in its merchant bank. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership headquartered in New York City. From 1981 to 1984, he served as Executive Vice President and Group Executive of the worldwide corporations group at Irving Trust Company. Prior to joining Irving Trust Company, he was at Citibank for 15 years, where he founded Citicorp Venture Capital as President and Chief Executive Officer. Since 1988 he has also been the managing general partner of Private Equity Partnership, L.P. Mr. Smith is a director of StarPress, Inc. (formerly Great Bear Technology Inc.) and DenAmerica Corp., (formerly American Family Restaurants, Inc.), publicly-held companies. Mr. Smith is an adjunct professor at Columbia University Graduate School of Business.

  JOSEPH F. TROY, age 57, became a director of the Company in September 1994. Mr. Troy is the founder and has been a member of the law firm of Troy & Gould Professional Corporation since May 1970. He is a director of Amerigon Incorporated, a publicly-held company.

  The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

MEETINGS; ATTENDANCE; COMMITTEES

  The Board of Directors of the Company held nine meetings during the fiscal year ended December 31, 1995. Each director during the past fiscal year attended at least 75% of all meetings of the Board of Directors.

  The Board of Directors of the Company has an Audit Committee. The members of the Audit Committee currently are Messrs. Sigoloff, Smith and Troy. The Audit Committee met three times during the last fiscal year. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, the nature of the services to be performed by and the fees to be paid to the independent auditors of the Company, and the rendering of "fairness" determinations concerning transactions between the Company and its directors and officers. The members of the Audit Committee do not receive any meeting fees.

  The Stock Option Committee consists of Messrs. Malugen and Parrish. The Stock Option Committee administers the Company's 1994 Stock Plan. All Stock Option Committee action was taken by unanimous written consent and no meetings were held during 1995.

  The Compensation Committee consists of Messrs. Sigoloff, Smith and Troy. The Compensation Committee held no meetings during 1995.

  The Board of Directors does not have a Nominating Committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

  The following table sets forth the compensation for services in all capacities to the Company for the nine months ended December 31, 1993 and the years ended December 31, 1994, and 1995 for the Chief Executive Officer of the Company and each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 (Messrs. Malugen, Parrish, Snow, Todd and Lavoie are collectively referred to as the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                           ANNUAL                     COMPENSATION
                                        COMPENSATION                     AWARDS
                                      -----------------               ------------
                                                                       SHARES OF
                            PERIOD                         OTHER      COMMON STOCK
NAME AND PRINCIPAL          ENDED                          ANNUAL      UNDERLYING   ALL OTHER
POSITION                 DECEMBER 31,  SALARY   BONUS   COMPENSATION    OPTIONS    COMPENSATION
- - ------------------       ------------ -------- -------- ------------  ------------ ------------
Joe Thomas Malugen......     1995     $200,000            $24,000(1)                $   94,000(2)
 Chairman and Chief          1994      144,167 $ 31,500                              1,250,000(2)
 Executive Officer           1993       80,000  272,510                                 93,281(2)
H. Harrison Parrish.....     1995      200,000             24,000(1)                    94,000(2)
 President and Director      1994      132,762   28,036                              1,250,000(2)
                             1993       80,000  332,500                                 93,281(2)
William B. Snow.........     1995      200,000             24,000(1)     10,000
 Vice Chairman and
 Chief Financial Officer
S. Page Todd............     1995      100,500   15,800                  25,000
 Senior Vice President,
 Secretary and General
  Counsel
Steven M. Lavoie........     1995       82,692   19,000    20,907(3)     35,000
 Senior Vice President--
 Strategic Development

- - --------
(1) Automobile allowance

(2) S Corporation distributions

(3) Relocation allowance

  Director Compensation. Members of the Board of Directors who are not officers of the Company receive an annual fee of $12,000 and a fee of $1,000 for each Board meeting that they attend and are also reimbursed for the travel expenses incurred in attending such meetings. The Company has granted at the fair market value of the Common Stock at the date of the grant, vested options to purchase 35,000 shares of Common Stock to each of Messrs. Sigoloff and Smith and vested options to purchase 60,000 shares of Common Stock to Mr. Troy.

  Employment Arrangements. The only Named Executives who have employment agreements with the Company are Messrs. Malugen and Parrish, who entered into two-year employment agreements, effective August 1994, which will be automatically renewed annually unless notice is delivered by either party six months prior to the end of the term. Under the terms of the agreements, Messrs. Malugen and Parrish receive an annual salary of $200,000 and, beginning in 1995, became eligible to receive a bonus in an amount to be determined annually by the Board of Directors. In the event of the death of either Mr. Malugen or Mr. Parrish, his legal representative will be entitled to receive compensation through the last day of the calendar month in which his death occurred and a $50,000 payment. If either Mr. Malugen or Mr. Parrish becomes disabled such that he is unable to perform his duties under his Employment Agreement, he shall be entitled to receive 100% of his salary for a 90 day period. In addition to salary and bonus, the Company is required to provide each of Messrs. Malugen and Parrish with a monthly car allowance of $2,000.

  Stock Options. The following tables set forth certain information with respect to stock options granted by the Company to the Named Executives during the year ended December 31, 1995, stock option exercises during that year and the value of unexercised stock options at that year's end.

                               OPTION GRANT TABLE

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1995

                                                                               POTENTIAL
                                                                              REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                            ANNUAL RATES OF
                                                                                 STOCK
                                                                          PRICE APPRECIATION
                                                                                  FOR
                                        INDIVIDUAL GRANTS                     OPTION TERM
                         ------------------------------------------------ -------------------
                                          % OF TOTAL
                                           OPTIONS
                         NUMBER OF SHARES GRANTED TO
                         OF COMMON STOCK  EMPLOYEES  EXERCISE
                            UNDERLYING    IN FISCAL    PRICE   EXPIRATION
    NAME                 OPTIONS GRANTED     YEAR    ($/SH)(4)    DATE       5%       10%
    ----                 ---------------- ---------- --------- ---------- -------- ----------
William B. Snow.........      10,000(1)      2.1%     $24.44   8/15/2005  $153,689 $  389,479
S. Page Todd............      25,000(2)      5.3       35.06    7/2/2005   551,273  1,397,035
Steven M. Lavoie........      35,000(3)      7.5       25.50   1/31/2005   561,288  1,422,415

- - --------
(1) These options were granted "at market" and were fully vested on the date of grant.

(2) These options were granted "at market" on the date of grant and first become exercisable on the first anniversary of the grant date, with 25% of the underlying shares becoming exercisable at that time, an additional 25% of the option shares becoming exercisable on each successive anniversary date, and full vesting on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) These options were granted "at market" on the date of grant and first become exercisable on the first anniversary of the grant date, with 20% of the underlying shares becoming exercisable at that time, an additional 20% of the option shares becoming exercisable on each successive anniversary date, and full vesting on the fifth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The exercise price and tax withholding related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Company's stock incentive plan, the stock option committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

                                              NUMBER OF SHARES
                                              OF COMMON STOCK      VALUE OF
                                                 UNDERLYING    UNEXERCISED IN-
                                                UNEXERCISED       THE-MONEY
                                                 OPTIONS AT       OPTIONS AT
                                                  YEAR-END       YEAR-END(A)
                                              ---------------- ----------------
                           SHARES
                         ACQUIRED ON  VALUE     EXERCISABLE/     EXERCISABLE/
    NAME                  EXERCISE   REALIZED  UNEXERCISABLE    UNEXERCISABLE
    ----                 ----------- -------- ---------------- ----------------
William B. Snow.........     --         --     45,000/25,000   $629,370/412,500
S. Page Todd............     --         --     20,000/55,000    261,870/290,610
Steven M. Lavoie........     --         --      3,000/47,000     29,061/291,244

- - --------
(A)Market value of underlying securities at year-end, minus the exercise price of "in-the-money" options.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

  Sanford C. Sigoloff, Philip B. Smith and Joseph F. Troy served as members of the Compensation Committee of the Company's Board of Directors for the year ended December 31, 1995. Mr. Troy, who is a Director of the Company and also a member of its Executive and Audit Committees is a member of the law firm of Troy & Gould Professional Corporation ("Troy & Gould"). During the 12 months ended December 31, 1995, the Company paid Troy & Gould $598,000 for legal services rendered.

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 10 hereof shall not be incorporated by reference into any of such filings.

          JOINT REPORT OF THE BOARD OF DIRECTORS AND THE STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  Messrs. Malugen and Parrish have written employment agreements and these agreements were entered into by the Company prior to its initial public offering in August 1994. Neither Mr. Malugen nor Mr. Parrish were paid a bonus under their employment agreements for the year ended December 31, 1995. They are eligible to receive a bonus for the current fiscal year in an amount to be determined by the Board of Directors.

  Bonuses were paid to all of the executive officers of the Company for the year ended December 31, 1995, except for Messrs. Malugen, Parrish and Snow, who received no bonuses. The amount of these bonuses was determined on a quarterly basis by Messrs. Malugen and Parrish based upon the performance of the Company for each fiscal quarter, primarily sales and net income as compared to budget, as well as a review of the performance of each executive officer. The payment of bonuses and the general performance criteria were reviewed by the Board of Directors, who delegated to Messrs. Malugen and Parrish the authority to fix bonuses for each executive officer of the Company, other than themselves. In April 1996, the Compensation Committee ratified the bonuses paid to executive officers for the year ended December 31, 1995.

  The base compensation for each of the executive officers was fixed at the time of their employment by the Company or, as to Messrs. Malugen and Parish, at the time of execution of their respective employment agreements. No increases in base compensation have been approved. The Board of Directors or the Compensation Committee will review the base compensation and bonus arrangements for the current fiscal year with respect to each executive officer.

  The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon hiring executive officers and other key employees, the Stock Option Committee will typically recommend stock option grants to those persons under the Stock Option Plan, subject to applicable vesting periods. Thereafter, the Stock Option Committee will consider awarding grants, usually on an annual basis. The Stock Option Committee believes that these additional annual grants will provide incentive for executive officers to remain with the Company. Options will be granted at the market price of the Company's Common Stock on the date of grant and, consequently, will have value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial grant will usually be determined based upon prior grants to other executive officers and key employees. In determining the size of the periodic grants, the Stock Option Committee will consider various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

  The foregoing report on executive compensation is provided by the following directors:

Board of Directors       Stock Option Committee
- - ------------------       ----------------------

Joe Thomas Malugen       Joe Thomas Malugen
H. Harrison Parrish      H. Harrison Parrish
William B. Snow
Sanford C. Sigoloff
Philip B. Smith
Joseph F. Troy

                              COMPANY PERFORMANCE

  The following graph sets forth a comparison of cumulative total returns for the Company, the NASDAQ Market Value Index and a peer group index for the period during which the Company's Common Stock has been registered under
Section 12 of the Exchange Act. The peer group index consists of all companies
(i) that have the same Standard Industrial Classification industry number as the Company and (ii) whose securities have been registered under the Exchange Act during the period covered by the performance graph.

                     Comparison of Cumulative Total Return

                       [PERFORMANCE GRAPH APPEARS HERE]

Company/Index             8/2/94                                     12/29/95
- - -------------             ------                                     --------
NASDAQ Stock Market...... 100     105.63 104.43 113.84 130.22 145.90 147.7
Movie Gallery, Inc....... 100     138.33 173.33 179.17 233.75 285    203.3
Peer Index............... 100     109.21 109.40 108.30 118.71 130.78 125.1

  The graph assumes that the value of the investment in the Company's Common Stock, the NASDAQ Market Index and the peer group of companies each was $100 on August 2, 1994 and that all dividends were reinvested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company purchases its signs from Ad Lite Signs, Inc. ("Ad Lite"). Joe Thomas Malugen and H. Harrison Parrish, the Company's Chairman of the Board and President respectively, hold 67% of the outstanding capital stock of Ad Lite and continue to be stockholders of Ad Lite. During the 12 months ended December 31, 1995, payments to Ad Lite for signs purchased were $1,683,000. From time to time, management compares the price and quality of the signs purchased from Ad Lite with those offered by competitors and generally believes that Ad Lite offers price, quality and service competitive with that offered by unaffiliated third parties.

  The Company leases approximately 6,500 square feet out of a total of 14,000 square feet of corporate office space from Messrs. Malugen and Parrish. On June 1, 1994, the Company entered into a three-year lease (with two two-year options) with respect to such space, which provides for monthly rental payments of $3,650. The terms of the lease were not negotiated at arm's length, but the Company believes that they are fair and reasonable and are comparable to those which could have been obtained from a nonaffiliated third party. For the year ended December 31, 1995, the total amount of lease payments made by the Company to Messrs. Malugen and Parrish was $43,800.

  During the 12 months ended December 31, 1995, the Company paid Troy & Gould $598,000 for legal services rendered. Joseph F. Troy, a Director of the Company is a member of that law firm.

  During the 12 months ended December 31, 1995, the Company paid Todd & Sons $74,345 for certain store supplies and promotional materials. In addition, Sight & Sound, the Company's primarily supplier of videocassettes and video games, paid Todd & Sons, at the direction of the Company, an aggregate of $32,615 for promotional items using funds allocated to the Company by Sight & Sound as cooperative advertising credits. The Company generally purchases materials, and causes Sight & Sound to purchase materials, from Todd & Sons only when its prices are equal to or less than prices available from unaffiliated third parties, and often materials are purchased from Todd & Sons only after competitive bidding. Todd & Sons is owned by the brothers of S. Page Todd, a Senior Vice President and the Secretary and General Counsel of the Company.

  The Company and Messrs. Malugen and Parrish entered into a Tax Indemnification Agreement with respect to the Company's status as an S corporation prior to the Company's initial public offering in August 1994. Pursuant to that agreement, the Company is obligated to indemnify each of them for any federal or state income tax liability they may incur on any increase in taxable income resulting from a final determination of any adjustment with respect to the Company's income or deductions from April 1992 through the termination of the Company's S corporation status in August 1994 (the "S Period"). Pursuant to this agreement, the Company paid Messrs. Malugen and Parrish an aggregate of $188,000 in April 1995 as a final S corporation distribution with respect to their federal and state tax liability for undistributed S corporation earnings through the termination date. In addition, the Company is obligated to indemnify Messrs. Malugen and Parrish for any federal and state income taxes they must pay as a result of receiving the indemnification payment. If there is a final determination that the Company was not an S corporation for all or any part of the S Period, each of Messrs. Malugen and Parrish shall pay to the Company any federal or state income tax refund actually received by them as a result of that determination. The agreement requires Messrs. Malugen and Parrish to file a refund claim if requested to do so by the Company.

  The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Company (the "Indemnities"). The Indemnity Agreements provide that the Company will indemnify each Indemnitee to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the Indemnitee, including, but not limited to, judgments, fines, settlements and expenses of defense, payable by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, provided it is determined that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company unless the Company, independent legal counsel or the stockholders of the Company determine that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the Indemnitee intentionally breached his duty to the Company or its stockholders.

  The Company believes that the terms of all transactions between the Company and Messrs. Malugen and Parrish or any of their affiliates described above, are no less favorable than terms that could have been obtained from third parties. All future transactions between the Company and its officers or directors are subject to the approval by a majority of the disinterested members of the Board of Directors.

                   AMENDMENT TO THE COMPANY'S 1994 STOCK PLAN
              TO INCREASE THE NUMBER OF SHARES COVERED BY THE PLAN

The Board of Directors has approved, and has voted to recommend to the stockholders that they approve, an amendment to the Company's 1994 Stock Plan (the "Plan") to increase the number of shares of Common Stock that may be issued upon the exercise of options provided under the Plan from 1,250,000 shares to 1,750,000 shares. It is proposed that Section 4 of the Plan be amended to provide as follows:

  "4. STOCK SUBJECT TO PLAN. There shall be reserved for issuance under the Plan 1,750,000 shares of Common Stock of the Company ("Stock") or the number of shares of Stock, which, in accordance with the provisions of
  Section 13 hereof, shall be substituted therefor. Such shares may be treasury shares. If an option or stock appreciation right granted under the Plan shall expire or terminate for any reason without having been exercised in full, shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan."

  The Board of Directors believes that its existing stock option plan has played, and will continue to play, a major role in enabling the Company to attract certain officers, directors and other key employees. Options granted to such individuals provide them with long-term incentives that are consistent with the Company's compensation policy of providing compensation that is closely related to the performance of the Company. As of the date of this Proxy Statement, all of the options available for grant under the Plan had been granted. To allow the Company to continue to obtain the benefit of incentives available under the Plan, the Company's Board of Directors has adopted and recommended for submission to the stockholders for their approval a proposal to increase the number of shares that may be issued upon the exercise of options granted under the Plan. Pursuant to Section 16 of the Plan, this increase must be approved by the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy and voting at the Annual Meeting, assuming that a quorum is present.

  The following table sets forth, with respect to the Named Executives, all current executive officers as a group, all current non-employee directors as a group and all nonexecutive officers as a group, the number of shares of Common Stock subject to options granted under the Plan as of March 31, 1996 and the average per-share exercise price of such options.

                                                        OPTIONS GRANTED
                                                --------------------------------
                                                  NUMBER OF         AVERAGE
              NAME OF INDIVIDUAL                SHARES SUBJECT     PER-SHARE
             OR IDENTITY OF GROUP                 TO OPTIONS   EXERCISE PRICE(1)
             --------------------               -------------- -----------------
Joe Thomas Malugen, Chairman of the Board and
 Chief Executive Officer......................         -0-             -0-
H. Harrison Parrish, President................         -0-             -0-
William B. Snow...............................      70,000          $15.62
S. Page Todd..................................      75,000           24.65
Steven M. Lavoie..............................      50,000           24.09
Executive Officer group (8 persons)...........     320,000           26.12
Non-employee director group (3 persons).......     130,000           27.20
Non-executive officers and employee group (166
 persons).....................................     557,350           23.99

- - --------
(1) These amounts are based on a weighted average exercise price that is obtained by multiplying all options by their exercise price and then dividing by the total number of options for such category. The closing price of the Common Stock issuable upon the exercise of options under the Plan as of April 15, 1996 was $27 1/8 per share.

  The following is a summary of the Plan.

  General. The committee administering the Plan has the authority to grant either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options, stock appreciation rights and other incentive grants. The Plan provides that options may be granted thereunder to key employees, officers, directors or other persons providing significant services to the Company.

  Administration. The Plan provides that it shall be administered by a committee established by the Board of Directors comprised of two or more disinterested directors, as defined in Rule 16b-3 under the Exchange Act or any successor rule thereto.

  Terms of Grants. The terms of grants of options, stock appreciation rights ("SARs"), shares of restricted stock or stock bonuses under the Plan are determined by the Stock Option Committee. Each grant of an option, SAR or restricted stock is evidenced by a stock option agreement, stock appreciation right agreement or restricted stock agreement. Grants are also subject to the following terms and conditions:

    (a) Stock Options. The term of each option and the manner in which it may be exercised are determined by the Stock Option Committee; provided, however, that no option may be exercisable more than ten years after the date of grant or, in the case of an incentive stock option to an eligible employee owning more than 10% of the Company's outstanding securities, no more than five years. Payment for the shares purchased upon exercise of an option may be in cash, or with the Stock Option Committee's consent, in shares of the Company's Common Stock. The Plan provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

    (b) Terms of Stock Appreciation Rights. The Stock Option Committee may grant SARs either alone or in conjunction with all or part of an option. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive from the Company in exchange therefor an amount equal to the value of the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Committee.

  A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option, the following rules also apply: (1) the SAR is exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (3) upon exercise of the option, the related SAR or portion thereof terminates.

    (c) Terms of Restricted Stock and Stock Bonuses. The purchase price of restricted shares of Common Stock offered for sale under the Plan, the vesting schedule and all other terms, conditions and restrictions of the issuance of restricted stock will be determined by the Stock Option Committee, in its discretion, subject to the terms of the Plan. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued. The restricted stock may be issued for such consideration (including promissory notes and services) as determined by the Committee.

  Upon sale and issuance of restricted stock or stock bonuses to an officer, key employee or other person providing significant services to the Company, the Company will issue certificates evidencing the stock but will retain possession of the certificates until the shares have vested, at which time the certificates representing the vested shares will be delivered to the issuee. In the event the restricted stock is paid for by delivery of a promissory note, however, all restricted stock generally will be required to be pledged to the Company until the promissory note relating thereto is paid in full.

  A person who receives restricted stock or a stock bonus will be entitled to vote the stock and to receive any dividends or other distributions declared with respect to the stock so long as he remains in the employ of or continues to provide services to the Company; provided, however, that all dividends or other distributions paid by the Company with respect to such shares of stock shall be retained by the Company until the shares of Common Stock are no longer subject to forfeiture or repurchase, at which time all accumulated amounts will be paid to the recipient.

    (d) All Grants

      (i) Termination of Employment. If the holder's employment terminates for any reason other than death, disability or retirement, options and SARs under the Plan may be exercised no later than 30 days after such termination and may be exercised only to the extent the option or SAR was exercisable as of the date of such termination. If the holder's employment terminates because of the retirement or disability of the holder, then options and SARs under the Plan may be exercised no later than three months after such termination and may be exercised only to the extent the options or SARs were exercisable at the date of such retirement or disability. If a holder's employment terminates, any non-vested portions of restricted stock awards or stock bonuses will be repurchased by the Company at a price equal to the purchase price paid therefor, subject to any applicable restrictions on the repurchase of shares by the Company.

      (ii) Death of Holder. If a holder should die while employed by the Company, options and SARs may be exercised at any time within twelve months after death, but only to the extent the options and SARs would have been exercisable on the date of death.

      (iii) Non-Transferability of Awards. Options and SARs are non-transferable by the holder other than by will or the laws of descent and distribution, or, except in the case of incentive stock options, pursuant to a qualified domestic relations order defined under the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, and is exercisable during the holder's lifetime only by such holder, or, in the event of death, by the holder's estate or by a person who acquires the right to exercise the option or SARs by bequest or inheritance.

  Federal Income Tax Aspects. The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1996. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    (a) Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    (b) Incentive Stock Options. In general, no income will be recognized by an optionee upon the grant or exercise of an incentive stock option (although the difference between the value of the shares and the exercise price is added to the tax base of the alternative minimum tax). If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then upon the sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

  If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

    (c) Stock Appreciation Rights. There are no federal tax consequences to the recipient of a SAR upon its grant. A holder exercising SARs will generally recognize compensation income in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received upon exercise of the SAR in the tax year in which payment is made in respect of the SAR and the Company will normally be entitled to a tax deduction for an equivalent amount for the same year.

    (d) Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses generally will not be taxable to the recipient until they have vested (i.e., the date when they are no longer subject to repurchase by the Company or, if the recipient is potentially subject to liability under
  Section 16(b) of the Exchange Act, when a sale would not subject the shareholder to liability under Section 16(b), whichever is later). The tax will be imposed at ordinary income rates on the difference between the fair market value of the restricted stock on the date of vesting and its issue price. Alternatively, the recipient may elect under Section 83(b) of the Code to be taxed in the year he received the restricted stock. If the recipient makes the Section 83(b) election, he will be taxed at ordinary income rates on the difference between the fair market value of the restricted stock on the date issued and its issue price, and no additional tax will be imposed when the restricted stock vests. The Section 83(b) election is irrevocable and must be made within 30 days of the issuance of the restricted stock. Any subsequent increase or decrease in the fair market value of the restricted stock will be taxed as a capital gain or loss when the restricted stock is sold. In the event that a recipient of restricted stock terminates employment during any vesting or other restriction period and forfeits his shares, no deduction may be claimed and taxes paid on award of the shares shall be forfeited. The Company generally will be entitled to a deduction in the amount of the ordinary income reportable by the recipient for the year in which it is reportable.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO AUTHORIZE ADDITIONAL COMMON STOCK

  The Company's Certificate of Incorporation (the "Certificate") presently authorizes up to 30,000,000 shares of Common Stock, $.001 par value, and 2,000,000 shares of Preferred Stock, $0.10 par value. At the Record Date, there were 12,359,308 shares of Common Stock issued and outstanding and 1,118,600 shares of Common Stock reserved for future issuance upon the exercise of outstanding stock options. At the Record Date, there were no shares of Preferred Stock issued or outstanding. After giving effect to the shares already reserved for issuance, 16,522,092 shares of Common Stock and 2,000,000 shares of Preferred Stock are available for future issuance.

  The Board of Directors has adopted a resolution proposing that the Certificate be amended to increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 60,000,000. If approved by stockholders, such additional authorized shares would be available for issuance at the discretion of the Board of Directors, without further stockholder approval (subject to applicable NASDAQ requirements and Delaware law), to take advantage of future opportunities for equity financing, in connection with acquisitions, in connection with split-ups of the Common Stock and for other corporate purposes, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance.

  The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Company and its stockholders. Any future issuance of Common Stock or securities convertible into Common Stock will be subject to the rights of holders of outstanding shares of any Preferred Stock which the Company may issue in the future. While the Company expects to issue additional shares of its Common Stock in connection with certain pending acquisitions, the Company's management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed amendment to the Certificate.

  The authorized but unissued shares of Common Stock could be used by incumbent management or the Board of Directors to make more difficult a change in control of the Company. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. However, this proposal to amend the Certificate is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company.

  In addition, the increase in authorized Common Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction that may not be in the best interest of all of the stockholders, since the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. For information with respect to the ownership of shares (including shares issuable upon exercise of stock options) of the Company's voting stock by directors and executive officers, see "Voting Securities and Principal Holders Thereof" and "Compensation of Directors and Executive Officers."

  The text of the proposed amendment increasing the authorized Common Stock is set forth below.

  "Resolved, that the first paragraph of Article Fourth of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

  FOURTH:

    1. The Corporation is authorized to issue two classes of stock, to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares which the Corporation is authorized to issue is sixty-two million (62,000,000) shares. The number of shares of Common Stock authorized to be issued is sixty million (60,000,000), with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is two million (2,000,000), with a par value of $0.10 per share."

  Under the provisions of Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to adopt the proposed amendment. The Board of Directors recommends a vote FOR the proposal to increase the authorized Common Stock.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of copies of reports filed with the SEC and submitted to the Company since January 1, 1995 and on written representations by certain directors and executive officers of the Company, the Company believes that, with the exceptions described below, all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year. Craig D. Steeves and J. Steven Roy were late in filing a Form 3, Arthur B. Griffin and John Roberts were late in filing a Form 4 and Steven M. Lavoie was late in filing a Form 5. In addition, William B. Snow filed an amended Form 4 correcting an under-reporting of an open market purchase.


                              INDEPENDENT AUDITORS


  The Company's independent auditors for the fiscal year ended December 31, 1995 were Ernst & Young LLP. The Board of Directors of the Company has not yet considered the selection of an auditor for the current fiscal year. It is anticipated that Board will consider the selection and make a decision by June 30, 1996. A representative of Ernst & Young will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 1997 Annual Meeting must be received by the Company no later than February 10, 1997 to be included in the proxy material for the 1997 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company, c/o S. Page Todd, Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 OTHER MATTERS

  The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

  THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          /s/   JOE THOMAS MALUGEN
                                          Joe Thomas Malugen
                                          Chairman of the Board

May 10, 1996

                              MOVIE GALLERY, INC.
                                 COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Common Stock of MOVIE GALLERY, INC. (the "Company") hereby appoints JOE THOMAS MALUGEN, H. HARRISON PARRISH and WILLIAM
B. SNOW, and each of them, proxies of the undersigned, each with full power to act without the other and with the power of substitutions, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Bel Air Hotel, 701 Stone Canyon Road, Los Angeles, California 90077, on June 6, 1996 at 10:00 A.M. (Pacific Daylight time), and at any adjournments thereof, and to vote all shares of Common Stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

  The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held June 6, 1996, the Proxy Statement and the Annual report to Stockholders for the year ended December 31, 1995 furnished herewith.

[X] Please mark votes as in this example.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



1. Election of Directors.

   Nominees standing for election: Malugen, Parrish, Snow, Sigoloff, Smith and Troy
          [_] FOR             [_] ABSTAIN            [_]________________________
                                                        For all nominees except
                                                        as noted above

2. Proposal to amend the Company's 1994 Stock Plan.
           [_] FOR            [_] AGAINST            [_] ABSTAIN

3. Proposal to amend the Company's Certificate of Incorporation.
           [_] FOR            [_] AGAINST            [_] ABSTAIN


           [_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
           [_] MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

                                 Signature:_______________________________

                                 Date:____________________________________


                                 Signature:_______________________________

                                 Date:____________________________________